EXHIBIT 23.1

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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-82144 and No. 33-62663 on Form S-8 and Registration Statements No. 33-59341, No. 33-60585 and No. 33-62661 on Form S-3 of Pre-Paid Legal Services, Inc., and the related prospectuses, of our report dated February 21, 1996 appearing in this Annual Report on Form 10-KSB of Pre-Paid Legal Services, Inc. for the year ended December 31, 1995.


Deloitte & Touche LLP
Oklahoma City, Oklahoma


March 28, 1996